Exhibit 10.3

CONVERTIBLE PROMISSORY NOTE

$75,000	June 14, 2007

FOR VALUE RECEIVED, the undersigned, VoIP, INC., a Texas corporation (the "Company"), promises to pay to the order of WHALEHAVEN CAPITAL FUND LIMITED, or its successors or assigns ("Holder"), on June 25, 2007, or on demand ("Maturity Date") at 3rd Floor, 14 Par-Laville Road, Hamilton, Bermuda HM08, or at such other place as the Holder may designate in writing to the Company, in lawful money of the United States of America, the principal sum of Seventy-Five Thousand Dollars ($75,000.00), plus a premium of Twenty-Five Thousand Dollars ($25,000.00).

The Holder shall have the right from and after the date of the issuance of this Convertible Promissory Note (this “Note”) and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, exclusive of the $25,000 fee, into shares of the Company’s common stock, par value $0.001 per share, at the conversion rate of $0.12 per share. If so converted, Holder agrees to waive the above $25,000 premium.

In the event of Company's default hereunder, this promissory note (this “Note”), exclusive of the $25,000 fee, shall become immediately convertible in whole or in part , at Holder’s option into shares of the Company’s common stock, par value $0.001 per share, at the conversion rate of $0.08 per share,. If so converted, Holder agrees to waive the above $25,000 premium.

The delay or failure to exercise any right hereunder shall not waive such right. The undersigned hereby waives demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, any and all delays or lack of diligence in collection hereof and assents to each and every extension or postponement of the time of payment or other indulgence.

In the event of default hereunder such that this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through bankruptcy proceedings, the Company agrees to pay reasonable attorney's fees and expenses of collection.

The Company has been informed by the Holder that Holder is an "accredited investor," as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Holder to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Further, that the Holder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. Exclusive jurisdiction relating to this Note shall vest in courts located in New York State.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note the date and year first above written.

VoIP, Inc.

By:	/s/ Anthony Cataldo
Name: Anthony Cataldo Title: Chief Executive Officer

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